Registration No. 33-45395


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             Indiana United Bancorp
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     Indiana                           35-1562245
      -------------------------------                  ----------
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)

                               201 North Broadway
                               Post Office Box 87
                            Greensburg, Indiana 47240
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                Indiana United Bancorp 401(k) and Retirement Plan
    (Formerly "Indiana United Bancorp Retirement and Savings Incentive Plan")
  - --------------------------------------------------------------------------
                            (Full title of the plan)


                               James L. Saner, Sr.
                      President and Chief Executive Officer
                             Indiana United Bancorp
                               201 North Broadway
                               Post Office Box 87
                            Greensburg, Indiana 47240
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (812) 663-4711
             -------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Craig C. Burke
                                   Ice Miller
                         One American Square, Box 82001
                           Indianapolis, Indiana 46282

                                     CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                               Proposed          Proposed maximum
Title of securities      Amount to be      maximum offering     aggregate offering        Amount of
 to be registered        registered(1)      price per unit           price(2)          registration fee
 ----------------        -------------      --------------           --------          ----------------
  Common Stock,           Additional           $ 19.95            $ 1,995,000             $ 183.54
  No par value.         100,000 shares.
--------------------------------------------------------------------------------------------------------

------------------------

(1)  These are  additional  securities  of the same class,  to be offered  pursuant to the same employee benefit  plan as those  registered  pursuant  to  Registration  No.  33-45395.  Pursuant to General
     Instruction E of Form S-8, this  registration  statement  covers only the  additional  shares being registered.

(2)  The  registration  fee has been  calculated  pursuant to Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low sale prices for the Common Stock on March 25, 2002.


                      INFORMATION INCORPORATED BY REFERENCE

     The contents of the registrant's Registration Statement on Form S-8, File No. 33-45395, heretofore filed with the Securities and Exchange Commission ("Commission") on January 29, 1992, pursuant to the Securities Act of 1933, as amended, the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement filed with the Commission on August 30, 1993, and the Post-Effective Amendment No. 2 to the Form S-8 Registration Statement filed with the Commission on July 1, 1998, are incorporated herein by reference.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, State of Indiana, on March 18, 2002.

                               INDIANA UNITED BANCORP


                               By:  /s/ James L. Saner, Sr.
                                    --------------------------------------------
                                    James L. Saner, Sr., President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated, on March 18, 2002.


/s/ James L. Saner, Sr.
---------------------------------   Director, President, and Chief Executive
James L. Saner, Sr.                   Officer


/s/ Donald A. Benziger
---------------------------------   Senior Vice President, Chief Financial
Donald A. Benziger                     Officer, and Principal Accounting Officer


/s/ Robert E. Hoptry
---------------------------------   Director, and Chairman of the Board
Robert E. Hoptry


/s/ Eric E. Anderson
---------------------------------   Director
Eric E. Anderson


/s/ William G. Barron
---------------------------------   Director
William G. Barron


/s/ Dale J. Deffner
---------------------------------   Director
Dale J. Deffner


/s/ Don S. Dunevant, M.D.
---------------------------------   Director
Don S. Dunevant, M.D.


/s/ Philip A. Frantz
---------------------------------   Director
Philip A. Frantz


/s/ Rick S. Hartman
---------------------------------   Director
Rick S. Hartman


/s/ Edward J. Zoeller
---------------------------------   Director
Edward J. Zoeller


     Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the 401(k) and Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, State of Indiana on March 18, 2002.


                               INDIANA UNITED BANCORP 401(k) AND RETIREMENT PLAN



                               By: /s/ James L. Saner, Sr.
                                   ---------------------------------------------
                                   James L. Saner, Sr., President and Chief
                                     Executive Officer




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